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                                                                   Exhibit 10.32

                                [HEARTWARE LOGO]

HeartWare Limited
ACN 111 970 257

Employee Share Option Plan

(CONSOLIDATED AS AT 29 AUGUST 2006)

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Contents

1 GRANT OF OPTIONS                                                            1
   1.1 General Eligibility                                                    1
   1.2 Price of Options                                                       1
   1.3 Issue of Options                                                       1
   1.4 Initial Grant of Options                                               1

2 MAXIMUM NUMBER OF OPTIONS                                                   1
   2.1 Maximum number of Options to be issued under the Plan                  1
   2.2 Maximum number of Options to be issued to an Employee under the Plan   2

3 OPTIONS TERMS                                                               2
   3.1 Essential terms                                                        2
   3.2 Variation of terms                                                     2

4 OVERRIDING RESTRICTIONS ON ISSUE AND EXERCISE                               2

5 ADMINISTRATION OF THE PLAN                                                  3
   5.1 Delegation                                                             3
   5.2 Procedures                                                             3
   5.3 Disputes                                                               3
   5.4 Covenant or exercise of discretion                                     3

6 DEFINITION AND INTERPRETATION                                               3
   6.1 Definition                                                             3
   6.2 Interpretation                                                         5

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     DATE

1    Grant of Options

1.1  GENERAL ELIGIBILITY

     At any time and from time to time, the Board may issue Options to Participants (or to a nominated Associate as the Participant directs) having regard, in each case, to:

     (a) the contribution to the Company or an Associated Body Corporate which has been made by the Participant;

     (b) the period of employment of the Participant with the Company or an Associated Body Corporate, including (but not limited to) the years of service by that Participant;

     (c) the potential contribution of the Participant to the Company or an Associated Body Corporate; and

     (d) any other matters which the Board considers in its absolute discretion, to be relevant.

1.2  PRICE OF OPTIONS

     Options are to be issued free to Participants.

1.3  ISSUE OF OPTIONS

     Each Option must be issued on the terms of these Rules and each Participant will be taken to have agreed to be bound by these Rules on acceptance by that Participant of an Option.

1.4  INITIAL GRANT OF OPTIONS

     The Board, by the adoption of these Rules, issues Options to the Participants listed in ANNEXURE A:

     (a)  with the vesting dates set out in ANNEXURE A;

     (b)  with the exercise prices set out in ANNEXURE A;

     (c) in the number of Options calculated using the percentage set out against each Participant's name in ANNEXURE A of the total issued capital of the Company as at the date the Company is admitted to the Official List of the Australian Stock Exchange Limited; and

     (d) with an Issue Date of the date the Company allots Shares under the Company's Prospectus dated on or about the date of these Rules.

2    Maximum number of Options

2.1  MAXIMUM NUMBER OF OPTIONS TO BE ISSUED UNDER THE PLAN

     The aggregate number of Options in respect of which Invitations may be made on any date under the Plan when added to:




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     (a)  the number of Shares allotted under any employee share plan for the benefit of employees during the five years preceding the date on which Invitations are made; and

     (b) the number of Shares which may be acquired by exercise of options granted under the Plan (or any Company option plan for the benefit of employees),

     shall not exceed 11% of the number of Shares on issue on the day preceding such date.

2.2  MAXIMUM NUMBER OF OPTIONS TO BE ISSUED TO AN EMPLOYEE UNDER THE PLAN

     The number of Options which may be allotted under the Plan to any one Employee shall be restricted in any case where the result of accepting an Invitation would cause that Employee (legally or beneficially) to be able to cast more than 5% of the votes able to be cast at a general meeting of the Company. The Board may in its discretion from time to time determine the extent of the restriction.

3    Options terms

3.1  ESSENTIAL TERMS

     An Option must be granted on the Essential Terms and may be granted on such other additional terms, conditions or restrictions, not being inconsistent with these Rules or the Essential Terms, as the Board determines either generally or in relation to particular Options.

3.2  VARIATION OF TERMS

     Despite anything to the contrary in these Rules, to the full extent permissible by the law, the Board may from time to time vary the Exercise Price, the period in which an Option may be exercised and the conditions to which an Option is subject or any of them.

4    Overriding restrictions on issue and exercise

     Notwithstanding anything else in these Rules or in the terms of any Option, an Option may not be offered, issued, or exercised if to do so:

     (a)  would contravene the Corporations Act; or

     (b) would contravene the local laws of, or the rules or requirements of any regulatory or statutory body in, a Participant's country of residence or in the opinion of the Board compliance with those local laws, rules or requirements would be impractical or result in any unnecessary or unreasonable expense in the circumstances.


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5    Administration of the plan

5.1  DELEGATION

     (a) The Plan shall be in all respects administered under the directions of the Board or a committee of the Board.

     (b) The Board or committee may appoint, for the proper administration and management of the Plan, such secretarial or executives or staff or other persons as it considers desirable and may delegate to those persons such powers and authorities as may be necessary or desirable for the administration and management of the Plan.

     (c) Unless otherwise determined by the Board or a committee of the Board, the Company's share registry will maintain a separate register of Options issued under the Plan.

5.2  PROCEDURES

     Subject to these Rules, the Board may make such regulations and establish such procedures for the administration and management of the Plan as it considers appropriate.

5.3  DISPUTES

     If any disagreement or dispute with respect to the interpretation of these Rules or the terms of grant of any Option arises, such disagreement or dispute shall be referred to the Board and the decision of the Board shall, in the absence of manifest error, be final and binding upon all parties.

5.4  COVENANT OR EXERCISE OF DISCRETION

     The Company or an Associated Body Corporate or the Board may, subject to any express provision in these Rules or the Corporations Act to the contrary:

     (a) do any act, matter or thing or make any decision, determination or resolution; or

     (b) conditionally or unconditionally give or withhold any consent or approval,

     as contemplated by these Rules in its absolute uncontrolled and unexaminable discretion and is not obliged to give reasons for so doing.

6    Definition and interpretation

6.1  DEFINITION

     In these Rules, unless the contrary intention appears:

     ASSOCIATE has the same meaning as in section 139GE of the Income Tax Assessment Act, except that "taxpayer" shall be construed as a reference to "Participant".

     ASSOCIATED BODY CORPORATE means any:

     (a)  related body corporate of the Company; and


                                                                          page 3

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     (b)  entity designated by the Board, in its discretion, to be an associated company for the purposes of the Plan.

     BOARD means all or some of the Directors of the Company acting as a board.

     BUSINESS DAY means any day that is not Saturday, Sunday or public holiday in New South Wales.

     CHANGE OF CONTROL EVENT means:

     (a) the Company entering into a scheme of arrangement with its creditors or members or any class thereof pursuant to section 411 of the Corporations Act;

     (b)  the commencement of a Takeover Period; or

     (c) a person or a group of associated persons having a relevant interest in, subsequent to the adoption of these Rules, sufficient Shares in the Company to give it or them the ability, in general meeting, to replace all or a majority of the Board in circumstances where such ability was not already held by a person associated with such person or group of associated persons.

     COMPANY means HeartWare Limited ACN 111 970 257.

     ESSENTIAL TERMS means the terms of issue of Options set out in the SCHEDULE.

     EXERCISE PRICE means in relation to a Share to be issued upon exercise of an Option the issue price of that Share as determined in accordance with clause 1.2 of the Essential Terms.

     EXPIRY DATE means in relation to an Option the date which is the fifth anniversary of the Issue Date or such other date reasonably determined by the Board provided that such date shall be no later than the tenth anniversary of the Issue Date.

     INVITATION means an invitation to a Participant pursuant to the Plan Rules to acquire Options.

     ISSUE DATE means the date determined by the Board as the date on which an Option was granted.

     OPTION means an option issued under this Plan to subscribe for Shares.

     PARTICIPANT means an employee (including an executive or non executive Director) or a full-time or part-time employee of the Company or an Associated Body Corporate, who is invited by the Board to participate in the Plan and is issued Options under the Plan and includes a nominated Associate of that Participant.

     PLAN means this Employee Share Option Plan as in force and amended from time to time.

     RULES means these Rules as altered or added to from time to time and a reference to a provision of these Rules is a reference to that provision as altered or added to from time to time, and for the avoidance of doubt, includes the Essential Terms.


                                                                          page 4

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     SCHEDULE means schedule to, and forming part of, these Rules.

     SHARE means an ordinary share in the capital of the Company.

     TAKEOVER PERIOD in relation to a takeover bid in respect of Shares means the period referred to in section 624 of the Corporations Act, provided that where a takeover bid is publicly announced prior to the service of a bidder's statement on the Company in relation to that takeover bid, the takeover period shall be deemed to have commenced at the time of that announcement.

6.2  INTERPRETATION

     For the purposes of these Rules, unless the contrary intention appears:

     (a)  the singular includes the plural and vice-versa;

     (b)  words denoting a gender include all genders;

     (c) if a word or phrase is defined cognate words and phrases have corresponding definitions;

     (d) a reference to a related body corporate of the Company is a reference to a body corporate which is so related within the meaning of the Corporations Act;

     (e) a reference to a statute, ordinance, code or other law includes regulations and other statutory instruments under it and consolidations, amendments, re-enactments or replacements or any of them; and

     (f) any power, authority or discretion vested in the Company or the Board may be exercised at any time and from time to time and unless expressed otherwise, in their absolute discretion.


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Schedule

Terms of issue of Options

1    Options

1.1  ENTITLEMENT TO SHARES

     Each Option entitles the holder to subscribe for and be issued, credited as fully paid, the number of Shares specified in the Option.

1.2  EXERCISE PRICE

     The Exercise Price of a Share to be issued on exercise of an Option shall be:

     (a) for the initial grant of Options to the Participants listed in ANNEXURE A, the Exercise Price set out in ANNEXURE A; and

     (b) for all other Options, the Exercise Price as determined by the Board (in its discretion) on or before the Issue Date provided that in no event shall the Exercise Price be less than the weighted average sale price of Shares sold during the five Business Days prior to the Issue Date or such other period as determined by the Board (in its discretion).

1.3  ISSUE OF CERTIFICATE

     Subject to these Rules, the Company shall issue Shares on exercise of an Option and shall issue a certificate for Shares so issued within 10 Business Days after the date of exercise of the relevant Option.

1.4  RANKING OF SHARES ISSUED ON THE EXERCISE OF OPTIONS

     Shares issued on the exercise of Options will rank pari passu with all existing Shares in the capital of the Company from the date of issue of those Shares.

2    Exercise of Options

2.1  PROCEDURE FOR EXERCISE

     Subject to CLAUSE 2.2 of this SCHEDULE, an Option is exercisable by the holder lodging with the Company Secretary:

     (a) a notice of exercise of that Option in the form attached to this SCHEDULE;

     (b) a cheque for the Exercise Price for each Share to be issued on the exercise of that Option; and

     (c)  the certificate for that Option.


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     In the event of the death of a holder of Options, those Options are exercisable by the executor of the estate of the holder in the same manner as set out above.

2.2  CONDITIONS RELATING TO EXERCISE OF AN OPTION

     (a) An Option must be exercised (if at all) not later than its Expiry Date and, subject to this CLAUSE 2, may only be exercised at any time after the option has been vested and before it has lapsed.

     (b) The Board may determine (in its absolute discretion) any further conditions of exercise consistent with these Rules that apply to an Option.

     (c) The exercise of some Options only does not affect the Participant's right to exercise other Options at a later time.

     (d) If the Participant exercises less than all Options represented by the certificate then the Company will cancel the certificate and issue a new certificate for the balance.

2.3  VESTING OF OPTIONS

     Other than the initial issue of Options to the Participants listed in ANNEXURE A (which shall vest as set out in ANNEXURE A), and unless the Board otherwise determine, Options issued will vest in the Option holder in the following period:

     (a) at the end of 12 months from the date of issue of the relevant Options, 25% of the Options issued;

     (b) at the end of 24 months from the date of issue of the relevant Options, 25% of the Options issued;

     (c) at the end of 36 months from the date of issue of the relevant Options, 25% of the Options issued; and

     (d) at the end of 48 months from the date of issue of the relevant Options, 25% of the Options issued.

2.4  LAPSE OF OPTIONS

     Unless the Board otherwise determines at the time of issue of any Options that are issued on or after [_], an Option held by a Participant will immediately lapse upon the first to occur of:

     (a)  its Expiry Date;

     (b)  the making by the Board of a determination that:

          (i) the Participant has acted fraudulently, dishonestly or in breach of the Participant's obligations to the Company or an Associated Body Corporate; and

          (ii) the Option is on that account to be forfeited;

     (c) subject to CLAUSE 2.5 of this SCHEDULE, the Participant ceasing to be employed by the Company or an Associated Body Corporate for any reason (or, in the case of an Option held by a nominated Associate, the

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          employment of the nominating Participant is terminated) except where the Participant ceases to be employed as a direct result of the disposal or sale of the Company or Associated Body Corporate (in which case, for the avoidance of doubt, such Options shall not lapse by virtue of that event alone);

     (d) the day which is 30 days following any person or corporation having a relevant interest in not less than 90% of the Shares; or

     (e) the day which is 10 days following the Company issuing a notice of meeting convening a meeting of shareholders in order to enter into a scheme of arrangement (pursuant to the provisions of the Corporations
          Act) which, if implemented would result in a person or corporation having a relevant interest in not less than 90% of the Shares.

2.5  WHEN A PARTICIPANT IS DEEMED CEASE BEING AN EMPLOYEE OF THE COMPANY

     For the purposes of CLAUSE 2.4(C) of this SCHEDULE, a Participant shall, unless otherwise determined by the Board at the time of issue of any Options that are issued on or after [_], 2006, be deemed to have ceased to be employed by the Company or an Associated Body Corporate:

     (a) on the day which is six months after the day the Participant ceases to be employed by the Company or an Associated Body Corporate by virtue of:

          (i)  the Participant's death; or

          (ii) the Participant being retrenched or made redundant by the Company or an Associated Body Corporate (other than as a direct result of the disposal or sale of the Company or Associated Body Corporate); and

     (b) on the day which is 30 days after the Participant ceases to be employed by the Company or an Associated Body Corporate or such later date that the Board determines in its absolute discretion where the Participant ceases to be employed by virtue of:

          (i)  the Participant retiring; or

          (ii) the Participant's permanent illness or permanent physical or mental incapacity (as certified by a medical practitioner who is approved in writing by the Board).

2.6  CHANGE OF CONTROL

     If, in the opinion of the Board, a Change of Control Event has occurred, or is likely to occur, the Board may declare an Option to be free of any conditions of exercise and Options which are so declared may, subject to CLAUSE 2.4 of this SCHEDULE, be exercised at any time on or before the Expiry Date and in any number.

2.7  RELEVANT INTEREST

     If any person or corporation having a relevant interest in not less than 90% of the Shares or the Company issues a notice of meeting convening a meeting of

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     shareholders in order to enter into a scheme of arrangement (pursuant to the provisions of the Corporations Act) which, if implemented would result in a person or corporation having a relevant interest in not less than 90% of the Shares, all Options shall be free of any conditions of exercise and may be exercised at any time prior to their lapsing pursuant to CLAUSE 2.4 of this SCHEDULE.

3    Transfer

     An Option is personal to the Participant to whom it was granted, and the Participant may not sell, transfer or otherwise dispose of, or make a declaration of trust in respect of, it except to an Associate of that Participant.

4    Quotation of Options and Shares

     Options will not be listed for quotation on ASX.

5    Future issues of Shares

5.1  NEW ISSUES

     (a) There are no participating rights or entitlements inherent in the Options and Participants will not be entitled to participate in new issues of capital offered to shareholders during the currency of the Options.

     (b) However, the Company will ensure that the record date for determining entitlements to any such issue will be at least 10 Business Days after the issue is announced.

     (c) Participants shall be afforded the opportunity to exercise all Options which they are entitled to exercise pursuant to these Rules prior to the date for determining entitlements to participate in any such issue.

5.2  BONUS ISSUES

     (a) If the Company makes an issue of Shares to the holders of Shares in the Company by way of capitalisation of profits or reserves (BONUS ISSUE), each Participant holding any Options which have not expired at the time of the record date for determining entitlements to the Bonus Issue shall be entitled to have issued to them upon exercise of any of those Options the number of Shares which would have been issued under the Bonus Issue (BONUS SHARES) to a person registered as holding the same number of Shares as that number of Shares to which the Participant may subscribe pursuant to the exercise of those Options immediately before the record date determining entitlements under the Bonus Issue (in addition to the Shares which he or she is otherwise entitled to have issued to him or her upon such exercise).

     (b) The Bonus Shares will be paid by the Company out of profits or reserves (as the case may be) in the same manner as was applied in relation to

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          the Bonus Issue and upon issue rank pari passu in all respects with the other Shares issued upon exercise of the Options.

6    Reconstruction of capital

     In the event of any reconstruction (including a consolidation, subdivision, reduction or return) of the issued capital of the Company prior to the expiry of any Options, the number of Options to which each Participant is entitled or the exercise price of his or her Options or both or any other terms will be reconstructed in a manner determined by the Board.

7    Advice

7.1  COMPANY TO NOTIFY PARTICIPANTS OF ANY ADJUSTMENT

     The Company shall give notice to each Participant of any adjustment to the number of Shares which the Participant is entitled to subscribe for or be issued on exercise of an Option or the exercise price per Share.

7.2  COMPANY TO PROVIDE DETAILS OF CURRENT MARKET PRICE OF SHARES

     The Company will provide to a Participant upon request, within a reasonable time, either verbally or in writing, details of the current market price (in Australian dollars) of the Shares in the Company and details of the Exercise Price in relation to Options held by that Participant.

8    Notices

     Notices may be given by the Company to the Participant in the manner prescribed by the constitution of the Company for the giving of notices to members of the Company and the relevant provisions of the constitution of the Company apply with all necessary modification to notices to Participants.

9    Right to accounts

     Participants will be sent all reports and accounts required to be laid before members of the Company in general meeting and all notices of general meetings of members but will not have any right to attend or vote at those meetings.

10   Assignment of Options

     Subject to CLAUSE 3 of this SCHEDULE, a Participant may not assign or transfer an Option except during a Takeover Period, in which case the Options may only be transferred by the Participant to the bidder or its nominees in accordance with the Corporations Act.


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11   Company's rights not waived

11.1 PARTICIPATION DOES NOT AFFECT THE RIGHT OF THE COMPANY IN RESPECT OF THE PARTICIPANTS

     (a) The Company's right to terminate or vary the terms of employment of any Participant shall not be prejudiced in any way by the Company or any Participant participating in the Plan or anything contained in these Rules or both.

     (b) Further, participation in the Plan, the rights or benefits of a Participant under these Rules or the inability or restricted ability of a Participant to exercise an Option or any of them, shall not be used as grounds for granting or increasing damages in any action brought by any Participant against the Company whether in respect of any alleged wrongful dismissal or otherwise.

11.2 NO REPRESENTATION AS TO THE PRICE OF SHARES

     (a) None of the Company, its directors, officers or employees represents that the Company's share price will attain, maintain or exceed the Exercise Price.

     (b) A Participant who chooses to exercise any Option does so at their own risk in that they may suffer financial detriment if the Company's share price falls.

12   Governing law

     The Plan and these Rules shall in all respects be governed by and shall be construed in accordance with the laws of New South Wales, Australia.

13   Severance

     If any provision in these Rules is void, voidable by any party or illegal, it shall be read down so as to be valid and enforceable or, if it cannot be so read down, the provision (or where possible, the offending words) shall be severed from these Rules without affecting the validity, legality or enforceability of the remaining provisions (or parts of those provisions) of these Rules which shall continue in full force and effect.

14   Amendment of Rules

14.1 AMENDMENT BY BOARD

     Subject to CLAUSE 14.2 of this SCHEDULE, the Board may from time to time amend (including the power to revoke, add to or vary) all or any of the provisions of these Rules in any respect whatsoever, by an instrument in writing without the necessity of obtaining the prior or subsequent consent of shareholders of the Company or any Associated Body Corporate in a general meeting.

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14.2 AMENDMENT MAY BE MADE RETROSPECTIVE

     The Board may make any amendment to these Rules with retrospective effect as the Board may determine in good faith, providing that the Board obtains the prior approval of at least 50% of Participants who shall be adversely affected by the retrospective amendment in relation to Options previously granted to them.

15   Suspension or termination of the Plan

     The Board may suspend or terminate the Plan at any time, in which case the Company shall not make any further grants of Options under the Plan during the suspended or terminated period. However, during that period the Board shall otherwise continue to administer the Plan in accordance with these Rules until all Options have been exercised or expired.

THESE OPTIONS AND THE SECURITIES TO BE ISSUED UPON THEIR EXERCISE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (US SECURITIES ACT) AND THE OPTIONS MAY NOT BE EXERCISED BY OR ON BEHALF OF ANY U.S. PERSON, AS SUCH TERM IS DEFINED IN REGULATION S OF THE US SECURITIES ACT, UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT IS FILED AND MADE EFFECTIVE, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE US SECURITIES ACT IS NOT REQUIRED. NEITHER THE OPTIONS NOR THE SECURITIES TO BE ISSUED UPON THEIR EXERCISE MAY BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (I) AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE OPTIONS OR THE SECURITIES TO BE ISSUED UPON THEIR EXERCISE, OR (II) AN EXEMPTION FROM REGISTRATION UNDER THE US SECURITIES ACT AND AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE US SECURITIES ACT IS NOT REQUIRED.

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                           FORM OF NOTICE OF EXERCISE

[DATE]

The Company Secretary
HeartWare Limited
C/- Level 1, 1 Bligh Street
SYDNEY NSW 2000

Dear Sir/Madam

[NAME OF OPTIONHOLDER] gives notice of the exercise of [NUMBER OF OPTIONS] issued pursuant to the Company's Employee Share Option Plan and exercisable at [$___________].

The certificate for these Options, along with a cheque made payable to "HeartWare Limited" for [$_________________] (being the total of the exercise price payable on the exercise of these Options), is enclosed.

INDIVIDUAL:

SIGNED by                             )
in the presence of:                   )


                                        ----------------------------------------

-------------------------------------
Witness

-------------------------------------
Name of Witness (print)

COMPANY:

EXECUTED for                          )
in accordance with section 127 of the )
Corporations Act by:                  )


-------------------------------------   ----------------------------------------
Company Secretary/Director              Director

-------------------------------------   ----------------------------------------
Name of Company Secretary/Director      Name of Director (print)
(print)

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Annexure A

Initial Grant of Options

(attached)


                                                                         page 14